M. Regina Charles
                                          5 Garret Mountain Plaza
                                          West Paterson, NJ 07424



                                          April 1, 2008



Securities and Exchange Commission
450 5th Street N.W.
Washington, DC  20549

Attention:  Filing Desk

RE:  Cytec Industries Inc. (CYT)

Dear Reader:

As permitted by instruction 7 of Form 3, Form 4 and Form 5, I hereby authorize Roy Smith to sign and file on my behalf any Forms 3, 4 or 5 I am required to file with respect to the securities of Cytec Industries Inc. on or prior to December 31, 2010.

I acknowledge that Roy Smith is not assuming any of my responsibilities to comply with Section 16 of the Securities Exchange Act.

                                                     Sincerely,




                                                     M. Regina Charles








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